Exhibit 23.2

        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our report, dated February 20, 2004, appearing in the Annual Report on Form 10-KSB of Southern Heritage Bancorp, Inc. for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement.

                      /s/ MAULDIN & JENKINS, L.L.C.

Atlanta, Georgia
April 22, 2004